EXHIBIT 10.13

THIS AGREEMENT is made on the 27th day of October 2000.

BETWEEN:

1. SUMMEDIA.COM INC. a company incorporated in Colorado, United States of America ("Parent Company"); and

2. SUMMEDIA.COM PTY LIMITED (ACN 089 285 281) a company incorporated in Australia and having its registered office at Level 8, 28 Margaret Street, Sydney ("SUMMEDIA AUSTRALIA"); and

3. PETCO INVESTMENTS PTY LIMITED (CAN 089 285 183) a company incorporated in Australia and having its registered office at 6 Carrington Avenue, Mosman ("PETCO"); and

4. ISEC LIMITED (CAN 005 010 820) a company incorporated in Australia and having its registered office at Level 10, 167 Marguerite Street, Sydney NSW, Australia (ISEC"); and

5. TREVOR ALLAN FOLLETT OF 50/227 Liverpool Street, East Sydney, Australia as Trustee for Zero Gravity Superannuation Fund ("Follett"); and

Collectively described as the "Parties"

RECITALS:

A.       The capital of SUMMEDIA AUSTRALIA is, and is owned, as follows:

         PETCO                      2,666,667 shares

         ISEC                       3,333,333 shares

         FOLLETT                      666,666 shares

         All shares are fully paid.

B. Each of the following holders of shares in SUMMEDIA AUSTRALIA (each a "Shareholder") have made the following convertible loans to SUMMEDIA
         AUSTRALIA:

         PETCO                      A$101,000

         ISEC                       A$120,000

         FOLLETT                    A$ 19,000

C. Certain shares in Parent Company are traded on the Nasdaq "over the counter" market.

D. The Parties wish to change the issued share capital and debt liabilities of SUMMEDIA AUSTRALIA in accordance with the provisions of the following agreement.

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IT IS HEREBY AGREED:

1. PETCO, ISEC AND FOLLETT agree to transfer all of their total of 6,666,666 shares in SUMMEDIA AUSTRALIA to the Parent Company as part consideration for the shares to be transferred to the various Shareholders under Section 3.

2. PETCO, ISEC AND FOLLETT agree to cancel their entitlement to repayment of the loans referred to in Recital 5 as part consideration for the shares to be transferred under Section 3.

3. In consideration for the actions that the Parties have agreed to provide in accordance with the provisions of Sections 1 and 2., the Parent Company agrees to allot and issue 825,000 fully paid shares in its own share capital traded on the Nasdaq "over the counter" market to PETCO, ISEC AND FOLLETT in the following numbers:

         PETCO                      332,604 shares

         ISEC                       412,500 shares

         FOLLETT                     79,896 shares

4. The provisions of the Agreement are governed by the laws of New South Wales and the Parties agree to submit any disputes under this Agreement to the courts of that State.



Agreed by:


/s/ GRANT M. PETERSEN                  /s/ ARVID PETERSEN
-------------------------------        ----------------------------
Grant M. Petersen                      Arvid Petersen
For SUMMEDIA INC.                      For SUMMEDIA.COM PTY LIMITED
                                       and PETCO INVESTMENTS PTY LIMITED



/s/ STEPHEN CHAPMAN                    /s/ TREVOR ALAN FOLLETT
-------------------------------        ----------------------------
Stephen Chapman                        Trevor Alan Follett
For ISEC LIMITED                       As Trustee for Zero Gravity
                                       Superannuation Fund


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